NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION
ANNOUNCES SECOND QUARTER EARNINGS

Earnings per share up 27% for the Second quarter of 2011 and 49% year to date

       CRESTVIEW HILLS, KENTUCKY, July 20, 2011 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the second quarter and six months ended June 30, 2011.   For the second quarter and the first six months of 2011, the Company reported an increase in diluted earnings per common share of 27% and 49% respectively as compared to the same periods in 2010.

A summary of the Company’s results follows:

Second Quarter ended June 30,	2011	2010	Change
Net income	$3,794,000	$2,610,000	45%
Net income available to common shareholders	$3,535,000	$2,096,000	69%
Earnings per common share, basic	$0.48	$0.37	30%
Earnings per common share, diluted	$0.47	$0.37	27%

Six Months ended June 30,	2011	2010	Change
Net income	$7,306,000	$4,470,000	63%
Net income available to common shareholders	$6,790,000	$3,446,000	97%
Net income per common share, basic	$0.91	$0 .61	49%
Net income per common share, diluted	$0.91	$0 .61	49%

         Robert Zapp, President & CEO stated, “We followed an exceptional opening quarter of 2011 with a second quarter of improved earnings.  We announced plans to open our first branch in downtown Cincinnati later this year and we executed a purchase and assumption agreement with United Kentucky Bank of Pendleton County, Inc.  We are excited to open our first branch in Ohio and to welcome the staff and customers of UKB in Falmouth, Kentucky.  These positive and strategic moves are coupled with the continued improvement we witnessed in the second quarter with respect to our credit metrics and overall loan demand.  I have confidence in our team and the resources we have put in place as we work to maintain our path, strategically and financially, in the coming quarters.”

          Driving the increase in earnings in the second quarter of 2011 was a $1,500,000 (33%) decrease in the provision for loan losses as compared to the second quarter of 2010.  Also contributing to increased earnings was a 3% increase in total revenue. The increase in net income available to common shareholders was also attributable to a 50% reduction in preferred stock dividends and amortization. The decrease in the provision for loan losses reflected improving credit metrics as compared to June of 2010, while the reduction of preferred stock dividends and amortization reflects the December 2010 repurchase of $17 million of the outstanding $34 million of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), previously issued to the U.S. Department of the Treasury as part of the TARP CPP program.

          Net interest income increased $573,000, or 4% in the second quarter of 2011, as compared to the same period in 2010. The net interest margin, on a tax equivalent basis, increased 3 basis points from 3.81% in the second quarter of 2010 to 3.84% in the second quarter of 2011.  Contributing to the increase in net interest income was the growth in average earning assets, which increased $53 million, or 4% on average from the second quarter of 2010.

The provision for loan losses decreased by $1,500,000 (33%) in the second quarter of 2011, as compared to the same period in 2010.  Contributing to this decrease were lower levels of non-performing loans and charge-offs as compared to June 2010.   The Company’s non-performing loans as a percentage of total loans were 1.46% as of June 30, 2011, as compared to 1.99% as of June 30, 2010, while annualized net charge-offs to average loans decreased from 1.26% in the second quarter of 2010 to 1.03% in the second quarter of 2011.  The Company recorded $2,871,000 in net charge-offs in the second quarter of 2011 as compared to $3,577,000 in the second quarter of 2010.  On a sequential basis, the provision for loan losses of $3,000,000 in the second quarter of 2011 was equal to the provision in the first quarter of 2011, while non-performing loans decreased from $20.4 million (1.82% of total loans) at March 31, 2011 to $16.4 million (1.46% of total loans) at June 30, 2011.  Net charge-offs on a sequential basis increased slightly from $2,680,000 (.98% of loans) in the first quarter of 2011 to $2,871,000 (1.03% of loans) in the second quarter of 2011.  The allowance for loan losses (ALL) increased $1,285,000 or 8% from June 2010, and $448,000 from December 31, 2010.  As a result of the added allowance, the ALL has increased from 1.47% of loans at the end of the second quarter of 2010 to 1.58% of loans at the end of the second quarter of 2011.   The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

          Non-interest income increased 1% ($34,000) in the second quarter of 2011, as compared to the same period in 2010, while non-interest expense increased 3% ($319,000) from the same period last year.  Contributing to the increase in non-interest expense was $281,000 (6%) increase in salaries and employee benefits.

           Total assets were $1.602 billion at the end of the second quarter of 2011, which was $82 million or 5% higher than the same date a year ago. Total loans increased $6 million (0%) while investments in securities increased $86 million (37%) from June of 2010.   The increased investments in securities were funded by an increase in deposits of $54 million, or 4%, and an increase in shareholders’ equity of $21 million or 15%.  The growth in equity was a result of increased earnings as described above and the net increase in capital from the Company’s December 2010 common stock offering, less the Series A Preferred Stock repurchase.

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Second Quarter Comparison				Six months ended June 30, Comparison
Income Statement Data	6/30/11	6/30/10	% Chg		6/30/11	6/30/10	% Chg
Interest income	$16,423	$16,813	(2)%		$32,422	$33,586	(3)%
Interest expense	2,396	3,359	(29)%		5,047	7,198	(30)%
Net interest income	14,027	13,454	4%		27,375	26,388	4%

Provision for loan losses	3,000	4,500	(33)%		6,000	9,000	(33)%
Net interest income after provision for loan losses	11,027	8,954	23%		21,375	17,388	23%
Non interest income	4,974	4,940	1%		9,897	9,545	4%
Non interest expense	10,635	10,316	3%		20,984	20,929	-%
Net income before income taxes	5,366	3,578	50%		10,288	6,004	71%
Provision for income taxes	1,572	968	62%		2,982	1,534	94%
Net income	3,794	2,610	45%		7,306	4,470	63%
Preferred stock dividends & amortization	259	514	(50)%		516	1,024	(50)%
Net income available to common shareholders	$3,535	$2,096	69%		$6,790	$3,446	97%
Per Common Share Data
Diluted earnings per common share	0.47	0.37	27%		0.91	0.61	49%
Cash dividends declared	0.00	0.00	0%		0.28	0.28	0%
Earnings Performance Data
Return on common equity	9.59%	7.59%	200	bps	9.40%	6.33%	307	bps
Return on assets	.93%	.67%	26	bps	.90%	.57%	33	bps
Net interest margin	3.76%	3.74%	2	bps	3.66%	3.68%	(2	)bps

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

Balance Sheet Data
	June 30, 2011	December 31, 2010	June 30, 2010
Assets:
Cash and cash equivalents	$61,098	$172,664	$69,094
Investments	320,202	285,326	233,817
Loans held for sale	1,107	15,279	6,795
Total loans, gross	1,128,511	1,106,009	1,122,964
Allowance for loan losses	(17,816)	(17,368)	(16,531)
Premises and equipment, net	22,576	23,170	23,690
Goodwill and acquisition intangibles, net	25,028	25,464	26,178
Other assets and accrued interest receivable	61,013	54,340	53,613
Total assets	$1,601,719	$1,664,884	$1,519,620

Liabilities & Shareholders’ Equity
Total deposits	$1,355,284	$1,422,312	$1,300,949
Short-term borrowings	20,610	23,419	18,097
Notes payable	48,750	48,761	44,770
Accrued interest payable and other liabilities	10,682	11,022	10,894
Total liabilities	1,435,325	1,505,514	1,374,710
Common stockholders’ equity	149,511	142,580	111,510
Preferred stock	16,882	16,790	33,400
Shareholders’ equity	166,393	159,370	144,910
Total liabilities and shareholders’ equity	$1,601,719	$1,664,884	$1,519,620

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended June 30, 2011			Three Months ended June 30, 2010
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,119,767	$14,770	5.29%	$1,139,730	$15,426	5.43%
Securities (2)	319,377	1,881	2.36	243,572	1,536	2.53
Other interest-earning assets	57,607	84	0.58	60,416	97	0.64

Total interest-earning assets	1,496,751	16,735	4.48	1,443,718	17,059	4.74

Non-interest-earning assets	137,239			124,119
Total assets	$1,633,990			$1,567,837
Interest-bearing liabilities:
Transaction accounts	721,948	513	0.29	695,866	646	0.37
Time deposits	423,038	1,629	1.54	450,254	2,415	2.15
Borrowings	72,580	254	1.40	66,333	298	1.80
Total interest-bearing liabilities	1,217,566	2,396	0.79	1,212,453	3,359	1.11
Non-interest-bearing liabilities	252,718			212,297

Total liabilities	1,470,284			1,424,750

Shareholders’ equity	163,706			143,087

Total liabilities and shareholders’ equity	$1,633,990			$1,567,837
Net interest income		$14,339			$13,700
Interest rate spread			3.69%			3.63%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.84%			3.81%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% and 34.23% tax rate in 2011 and 2010, respectively. The tax equivalent adjustment was $312,000 and $246,000 in 2011 and 2010, respectively.

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Six Months ended June 30,2011			Six Months ended June 30, 2010
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,114,153	$29,234	5.29%	$1,146,378	$30,803	5.42%
Securities (2)	310,901	3,573	2.32	230,001	3,067	2.69
Other interest-earning assets	84,397	222	.53	68,735	206	.60

Total interest-earning assets	1,509,451	33,029	4.41	1,445,114	34,076	4.76

Non-interest-earning assets	133,063			124,880
Total assets	$1,642,514			$1,569,994

Interest-bearing liabilities:
Transaction accounts	725,063	1,184	0.33	699,182	1,596	0.46
Time deposits	431,155	3,355	1.57	454,405	5,010	2.22
Borrowings	73,065	508	1.40	66,736	592	1.79
Total interest-bearing liabilities	1,229,283	5,047	0.83	1,220,323	7,198	1.19
Non-interest-bearing liabilities	251,281			207,529

Total liabilities	1,480,564			1,427,852

Shareholders’ equity	161,950			142,142

Total liabilities and shareholders’ equity	$1,642,514			$1,569,994
Net interest income		$27,982			$26,878
Interest rate spread			3.58%			3.57%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.74%			3.75%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% and 34.23% tax rate in 2011 and 2010, respectively. The tax equivalent adjustment was $607,000 and $490,000 in 2011 and 2010, respectively.

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	06/30/11	03/31/11	12/31/10	9/30/10	6/30/10
Net interest income	$14,027	$13,348	$13,429	$13,592	$13,454
Provision for loan losses	3,000	3,000	3,000	3,500	4,500

Net interest income after provision for loan losses	11,027	10,348	10,429	10,092	8,954
Service charges and fees	2,424	2,157	2,411	2,589	2,622
Gain on sale of real estate loans	228	278	946	1,041	337
Gain on sale of securities	-	231	-	-	-
Trust fee income	723	663	601	620	602
Bankcard transaction revenue	859	789	774	727	749
Gains/(losses) on Other Real Estate Owned	(94)	16	(125)	(110)	30
Other non-interest income	834	789	935	760	600
Total non-interest income	4,974	4,923	5,542	5,627	4,940
Salaries and employee benefits expense	5,045	4,754	4,959	5,110	4,764
Occupancy and equipment expense	1,241	1,248	1,185	1,195	1,187
Data processing expense	467	494	484	442	443
State bank taxes	550	536	477	492	507
Amortization of intangible assets	215	221	357	357	375
FDIC Insurance	384	583	566	504	587
Other non-interest expenses	2,733	2,513	2,742	2,625	2,453
Total non-interest expense	10,635	10,349	10,770	10,725	10,316
Net income before income tax expense	5,366	4,922	5,201	4,994	3,578
Income tax expense	1,572	1,410	1,528	1,466	968
Net income	3,794	3,512	3,673	3,528	2,610
Preferred stock dividends & amortization	259	257	707	515	514
Net income available to common shareholders	$3,535	$3,255	$2,966	$3,013	$2,096
Per Common Share Data
Diluted earnings per common share	0.47	0.44	0.46	0.53	0.37
Cash dividends declared	0.00	0.28	0.00	0.28	0.00
Weighted average common shares outstanding
Basic	7,432,487	7,432,295	6,434,354	5,666,707	5,666,707
Diluted	7,501,731	7,459,220	6,434,354	5,666,707	5,666,707
Earnings Performance Data
Return on common equity	9.59%	9.21%	9.33%	10.68%	7.59%
Return on assets	.93%	.86%	.91%	.93%	.67%
Net interest margin	3.76%	3.56%	3.62%	3.90%	3.74%
Net interest margin (tax equivalent)	3.84%	3.63%	3.70%	3.97%	3.81%

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Balance Sheet Data	06/30/11	03/31/11	12/31/10	9/30/10	6/30/10
Assets:
Cash and cash equivalents	$61,098	$97,712	$172,664	$41,280	$69,094
Investments	320,202	328,271	285,326	240,657	233,817
Loans held for sale	1,107	1,223	15,279	21,903	6,795
Total loans	1,128,511	1,118,136	1,106,009	1,120,168	1,122,964
Allowance for loan losses	(17,816)	(17,688)	(17,368)	(17,163)	(16,531)
Premises and equipment, net	22,576	22,856	23,170	23,373	23,690
Goodwill and acquisition intangibles, net	25,028	25,242	25,464	25,820	26,178
Other assets & accrued interest receivable	61,013	61,684	54,340	54,028	53,613
Total assets	$1,601,719	$1,637,436	$1,664,884	$1,510,066	1,519,620
Liabilities & Shareholders’ Equity
Total deposits	$1,355,284	$1,390,706	$1,422,312	$1,271,455	$1,300,949
Short-term borrowings	20,610	24,667	23,419	36,175	18,097
Notes payable	48,750	48,756	48,761	44,766	44,770
Accrued interest payable & other liabilities	10,682	12,289	11,022	11,307	10,894
Total liabilities	1,435,325	1,476,418	1,505,514	1,363,703	1,374,710
Common stockholders’ equity	149,511	144,183	142,580	112,873	111,510
Preferred stock	16,882	16,835	16,790	33,490	33,400
Shareholders’ equity	166,393	161,018	159,370	146,363	144,910
Total liabilities and shareholders’ equity	$1,601,719	$1,637,436	$1,664,884	$1,510,066	1,519,620
Common shares outstanding	7,432,995	7,432,295	7,432,295	5,666,707	5,666,707
Average Balance Sheet Data
Average investments	$319,377	$302,331	$252,793	$234,335	$243,572
Average other earning assets	57,607	111,484	85,384	28,232	60,416
Average loans	1,119,767	1,108,477	1,133,524	1,123,503	1,139,730
Average earning assets	1,496,751	1,522,292	1,471,701	1,386,070	1,443,718
Average assets	1,633,990	1,649,947	1,595,835	1,509,821	1,567,837
Average deposits	1,385,624	1,406,861	1,366,256	1,285,557	1,347,906
Average interest bearing deposits	1,144,986	1,168,383	1,130,890	1,083,935	1,146,120
Average interest bearing transaction deposits	721,948	729,022	682,826	637,835	695,866
Average interest bearing time deposits	423,038	439,361	448,064	446,100	450,254
Average borrowings	72,580	73,555	69,784	67,153	66,333
Average interest bearing liabilities	1,217,566	1,241,938	1,200,674	1,151,088	1,212,453
Average common stockholders equity	146,848	143,382	126,068	112,192	109,732
Average preferred stock	16,858	16,813	31,710	33,445	33,355

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Asset Quality Data	06/30/11	03/31/11	12/31/10	9/30/10	6/30/10
Allowance for loan losses to total loans	1.58%	1.58%	1.57%	1.53%	1.47%
Allowance for loan losses to non-performing loans	1.07%	87%	82%	90%	74%
Nonaccrual loans	$16,322	$19,735	$20,648	$18,768	$22,184
Loans – 90 days past due & still accruing	100	637	414	207	213
Total non-performing loans	16,422	20,372	21,062	18,975	22,397
OREO and repossessed assets	1,902	1,083	795	1,392	1,397
Total non-performing assets	18,324	21,455	21,857	20,367	23,794
Restructured loans-accruing	7,022	3,294	6,135	3,901	3,441
Non-performing loans to total loans	1.46%	1.82%	1.90%	1.69%	1.99%
Non-performing assets to total assets	1.15%	1.32%	1.32%	1.35%	1.57%
Annualized charge-offs to average loans	1.03%	0.98%	1.00%	1.02%	1.26%
Net charge-offs	$2,871	$2,680	$2,795	$2,867	$3,577

About BKFC
BKFC, a bank holding company with assets of approximately $1.601 billion, offers banking and related financial services to both individuals and business customers.  BKFC operates thirty-one branch locations and fifty-two ATMs in the Northern Kentucky market.
For more information contact:

Martin Gerrety
Executive Vice President and CFO
(859) 372-5169
mgerrety@bankofky.com
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